UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2006

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:     Entry into a Material Definitive Agreement

On April 18, 2006, Corus Bankshares, Inc. (“Corus” or the “Company”) held its 2006 Annual Meeting of Shareholders.  At the meeting, the Company’s shareholders approved the Corus Bankshares, Inc. 2006 Stock Option Plan (the “Plan”).  The Plan was approved by the Board of Directors on February 14, 2006, subject to shareholder approval.  A copy of the Plan that the Company has adopted and intends to apply from time to time with respect to its named executive officers and certain employees is attached as Exhibit 99.1.  The Company is also filing a copy of the two applicable Forms of Non-Qualified Stock Option Agreement.  These are attached as Exhibit 99.2 and 99.3.  The attachments are incorporated herein by reference.

A copy of the Plan was also attached as Exhibit C to the Company’s 2006 Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 7, 2006.

ITEM 8.01:     Other Events

Also on April 18, 2006, Corus Bankshares Inc. (the “Company”) issued a press release announcing a two-for-one stock split (to be effected in the form of a 100 percent stock dividend) and the quarterly cash dividend.  A copy of the Company’s press release is attached as Exhibit 99.4 and is incorporated herein by reference.

ITEM 9.01:     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

99.1	Corus Bankshares, Inc. 2006 Stock Option Plan

99.2	Form of Non-Qualified Stock Option Agreement under the 2006 Stock Option Plan (Transferable)

99.3	Form of Non Qualified Stock Option Agreement under the 2006 Stock Option Plan (Non-Transferable)

99.4	Press release dated April 18, 2006, announcing the two-for-one stock split and the quarterly cash dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

April 24, 2006	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer and duly authorized Officer of Registrant)